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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of Websense, Inc. of our report dated January 14, 2000, with respect to the financial statements and schedule of Websense, Inc. included in its Registration Statement (Form S-1, No. 333-95619), filed with the Securites and Exchange Commission on March 27, 2000.



                                             /s/ ERNST & YOUNG LLP


San Diego, California
March 23, 2000